Exhibit 99.2

PROMISSORY NOTE

$5,000,000	July 30, 2010

This PROMISSORY NOTE (hereinafter, this “Note”) is executed and delivered under and pursuant to the terms of that certain Purchase Agreement, dated as of June 17, 2010 (as it may be amended, waived, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among WEB.COM GROUP, INC. (the “Borrower”), REGISTER.COM GP (CAYMAN) LTD. (the “Seller Representative”), REGISTER.COM (CAYMAN) LIMITED PARTNERSHIP (the “Company”) and the Sellers named therein.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged by the Borrower, the undersigned Borrower HEREBY PROMISES TO PAY to the order of the Seller Representative, acting for and on behalf of the Sellers (the “Holders”), the principal sum of $5,000,000, which amount is subject to (a) reductions pursuant to Section 10.06(b) of the Purchase Agreement and (b) prepayments in accordance with the terms and provisions hereof, together with interest accrued on the principal amount outstanding from time to time hereunder at the times and in the manner set forth in Article II.

ARTICLE I

DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  For purposes of this Note:

“Agent” means any administrative agent, trustee or similar agent under the Senior Indebtedness.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (as defined in the Credit Agreement) or group (within the meaning of the Exchange Act (as defined in the Credit Agreement) and the rules of the SEC (as defined in the Credit Agreement)thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (as defined in the Credit Agreement) of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Credit Agreement” means the Credit Agreement, dated as of July 30, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Syndication Agent, and Royal Bank of Canada, as Administrative Agent.

“Enforcement Action” shall mean (a) to take from or for the account of the Borrower, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower with respect to the Subordinated Indebtedness, (b) to sue for payment of the whole or any part of the Subordinated Indebtedness, or to initiate or participate with others in any suit, action or proceeding against the Borrower to (i) enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies under this Note or applicable Law with respect to the Subordinated Indebtedness, (c) to accelerate the Subordinated Indebtedness, or (d) take any action under the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Borrower.

“Event of Default” has the meaning set forth in Section 2.05.

“Extended Term” means the period beginning on the day after the two-year anniversary of the Maturity Date and ending on the date that all amounts payable to the Seller Representative, acting for and on behalf of the Holders, pursuant to this Note have been paid in full.

“Initial Term” means the period beginning on the date hereof and ending on the Maturity Date.

“Lenders” means the agents, letter of credit issuers and lenders at any time party to any Senior Indebtedness.

“Maturity Date” means July 30, 2013.

“Payment Blockage Period” has the meaning set forth in Section 3.02(c).

“Senior Indebtedness” means all obligations of the Borrower now or hereafter existing under, or with respect to, the Loan Documents (as defined in the Credit Agreement), as may be amended, waived, supplemented, restated, otherwise modified, refinanced, renewed or otherwise replaced from time to time; provided that any such amendment, waiver, supplement, restatement, modification, refinancing, renewal or replacement is not in violation of Section 4.01.

“Senior Indebtedness Event of Default” means a “Default” or an “Event of Default” as each such term is defined in any Senior Indebtedness.

“Subsequent Term” means the period beginning on the day after the Maturity Date and ending on the date that is the earlier of (i) 90 days after the maturity date of the Senior Indebtedness as in effect on the date hereof (it being understood that if the Senior Indebtedness is composed of more than one facility and/or tranche, the maturity date referred to in this clause (i) shall be the latest maturity date) and (ii) six years and six months from the date hereof.

“Subordinated Indebtedness” means all obligations of the Borrower now or hereafter existing under, or with respect to, this Note, whether for principal, interest (including, without limitation, interest accrued after the filing of a petition initiating any proceeding referred to in Section 3.02, whether or not such interest accrues after the filing of such petition or is an allowed claim in such proceeding), fees, reimbursements, damages, expenses or otherwise.

ARTICLE II

TERMS OF PAYMENT

 SECTION 2.01.  Payment of Principal.  On the Maturity Date, the Borrower shall pay to the Seller Representative, acting for and on behalf of the Holders, the total balance of the principal amount of this Note then outstanding, together with all interest accrued thereon, along with all other amounts then due and payable by the Borrower under this Note.

 SECTION 2.02.  Optional Prepayments.  The Borrower may, on any Business Day, prepay the then outstanding principal amount of this Note in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

 SECTION 2.03.  Interest.  (a)  Interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to (i) 5% (five percent) during the Initial Term, (ii) the greater of (A) 8% (eight percent) and (B) the applicable interest rate under the Senior Indebtedness as in effect on the third anniversary of the Closing Date (as if Senior Indebtedness remained outstanding as of such date), during the Subsequent Term and (iii) the greater of (A) 10% (ten percent) and (B) 2% (two percent) plus the applicable interest rate under the Senior Indebtedness as in effect on the fifth anniversary of the Closing Date (as if Senior Indebtedness remained outstanding as of such date), during the Extended Term.  Interest shall be payable in arrears at the end of each calendar quarter, and on the date on which the principal amount of this Note is paid in full.

(b)           Anything in this Note to the contrary notwithstanding, any overdue amount of principal, interest, fees or other amounts payable under this Note shall bear interest, payable on demand, at a rate equal to the applicable interest rate under the Senior Indebtedness as in effect on the fifth anniversary of the Closing Date (as if Senior Indebtedness remained outstanding as of such date).

  SECTION 2.04.  Payments and Computations.  (a)  The Borrower shall make each payment hereunder to the Seller Representative, acting for and on behalf of the Holders, not later than at 11:00 A.M. (New York City time) on the day when due.  All payments (including prepayments) hereunder shall be in United States dollars and shall be made by wire transfer of immediately available funds to such account as shall be designated by the Seller Representative at least two Business Days prior to such payment date.

(b)           All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(c)           Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

 SECTION 2.05.  Events of Default.  The Borrower shall be in default under this Note upon the occurrence of any of the following events (each individually, an “Event of Default”):

(a)           the Borrower shall fail to pay (i) any principal of this Note as and when required to be paid or (ii) any interest or any other amount due under this Note within three Business Days of the date due; provided that in the event the Borrower is prohibited from paying any such amount under the terms of the Senior Indebtedness, then any failure to pay any such amount as a direct result thereof, which failure occurs on or prior to the expiration of the Subsequent Term, shall not constitute an Event of Default hereunder; and provided, further, that the Borrower shall have paid, at the time of such failure, the maximum amount then due and payable hereunder that is permitted to be paid hereunder in accordance with the terms of the Senior Indebtedness;

(b)           (i) the Borrower or any Subsidiary (as defined in the Credit Agreement) (other than an Immaterial Subsidiary (as defined in the Credit Agreement)) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall authorize any action set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors;

(c)           one or more final monetary judgments or decrees shall be entered against the Borrower or any Subsidiary (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage) of $5,000,000 or more, which such judgments or decrees are not paid, discharged, satisfied, annulled, rescinded, vacated, discharged, stayed or bonded pending appeal for a period of 60 days;

(d)           a Change of Control;

(e)           the Senior Indebtedness then outstanding shall have been declared to be due and payable pursuant to a Senior Indebtedness Event of Default;

(f)           the Borrower or any Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (as defined in the Credit Agreement) (including any Guarantee Obligation (as defined in the Credit Agreement), and including, for purposes of this Section 2.05(f), obligations in respect of Swap Agreements (as defined in the Credit Agreement), but excluding the Loans (as defined in the Credit Agreement)) on the scheduled or original due date with respect thereto; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $5,000,000 or more; or

(g)           any provision of this Note shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall deny any further obligation or liability under this Note.

  SECTION 2.06.  Consequences of Events of Default.  If any Event of Default shall occur and be continuing then, and in any such event, the Seller Representative may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE III

SUBORDINATION

 SECTION 3.01.  Subordination.  The Seller Representative and the Holders agree that this Note is, and shall be, subordinate to the Senior Indebtedness to the extent and in the manner set forth in this Article III.  The Borrower agrees that it will not make any payment of any of the Subordinated Indebtedness, or take any other action, in contravention of the provisions of this Article III.

 SECTION 3.02.  Events of Subordination.  Prior to the expiration of the Subsequent Term, in the event:

(a)           of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, all Senior Indebtedness shall first be paid in full before the Seller Representative, acting for and on behalf of the Holders, shall be entitled to receive any payment of all or any of the Subordinated Indebtedness, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered directly to the Agent for the account of the Lenders for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until all Senior Indebtedness shall have been paid in full;

(b)           that any Senior Indebtedness Event of Default constituting a payment default shall have occurred and be continuing or any judicial proceeding shall be pending with respect to any Senior Indebtedness Event of Default, then no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of the Borrower for or on account of any Subordinated Indebtedness, and the Seller Representative, acting for and on behalf of the Holders, shall not take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Indebtedness; and

(c)           that any Senior Indebtedness Event of Default (other than a payment default) or event which with the giving of notice or the lapse of time, or both, would become a Senior Indebtedness Event of Default shall have occurred and be continuing and the Agent gives written notice thereof to the Borrower, then no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of the Borrower for or on account of any Subordinated Indebtedness, and the Seller Representative, acting for and on behalf of the Holders, shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by set off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Indebtedness, during a period (the “Payment Blockage Period”) commencing on the date of receipt of such notice and ending on the earlier of (i) the date such Senior Indebtedness Event of Default or event shall have been cured or waived in writing and (ii) the date 180 days from the date of receipt of such notice.  Any number of such notices may be given by the Agent; provided, however, that during any 360 day period the aggregate number of days during which a Payment Blockage Period shall be in effect shall not exceed 180 days and there shall be a period of at least 180 consecutive days in each 360 day period when no Payment Blockage Period is in effect.

 SECTION 3.03.  In Furtherance of Subordination.  If any event referred to in 3.02 shall have occurred,

(a)           the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Holders of the Subordinated Indebtedness or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Indebtedness and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent or the Lenders hereunder;

(b)           the Seller Representative, acting for and on behalf of the Holders, shall duly and promptly take such action as the Agent may request (i) to collect the Subordinated Indebtedness for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Agent such powers of attorney, assignments, or other instruments as the Agent may request in order to enable the Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness;

(c)           all payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Seller Representative, acting for or on behalf of any Holder, contrary to the provisions of this Article III shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Seller Representative for or on behalf of such Holder and shall be forthwith paid over to the Agent for the account of the Lenders in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Senior Indebtedness; and

(d)           the Agent is hereby authorized to demand specific performance of the provisions of this Article III, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Seller Representative, acting for or on behalf of any Holder, shall have failed to comply with any of the provisions of this Article III applicable to it.  The Seller Representative, acting for and on behalf of the Holders, hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

 SECTION 3.04.  No Commencement of any Proceeding.  So long as payments or distributions for or on account of the Subordinated Indebtedness are not permitted pursuant to Section 3.02, neither the Holders nor the Seller Representative, acting for and on behalf of the Holders, shall take any Enforcement Action prior to the expiration of the Subsequent Term.

 SECTION 3.05.  Waiver; Remedies.

(a)           The Seller Representative, acting for and on behalf of the Holders, hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this Article III and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any collateral.

(b)           No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.  The Seller Representative, acting for and on behalf of the Holders, agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Indebtedness or any liens and security interests securing the Senior Indebtedness.

 SECTION 3.06.  Continuing Agreement; Assignment under the Senior Indebtedness.  The provisions of this Article III constitute a continuing agreement and shall (a) remain in full force and effect until the expiration of the Subsequent Term, (b) be binding upon the Holders and the Seller Representative, acting for and on behalf of the Holders, the Borrower and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Agent, the Lenders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), Agent and any Lender may assign or otherwise transfer all or any portion of its rights and obligations under any Senior Indebtedness (including, without limitation, all or any portion of any Note (as defined in any Senior Indebtedness) to be held by it) to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to Agent or such Lender, as the case may be, herein or otherwise, subject, however, to the relevant assignment provisions of the Senior Indebtedness.

ARTICLE IV

ADDITIONAL COVENANTS

 SECTION 4.01.  Amendments to the Senior Indebtedness.  No amendment, waiver, supplement, restatement, modification, refinancing, renewal or replacement of any Senior Indebtedness shall prohibit the payment of principal hereunder after the expiration of the Subsequent Term without the prior written consent of the Seller Representative.  Notwithstanding anything to the contrary, the Senior Indebtedness will allow the payment of periodic interest in respect of this Note so long as no Senior Indebtedness Event of Default has occurred.

 SECTION 4.02.  Limitation on Layering.  Without the prior written consent of the Seller Representative, the Borrower shall not, and shall not permit any of its subsidiaries to, create, incur, assume or suffer to exist any Indebtedness that is subordinated to the Borrower’s obligations under the Senior Indebtedness but senior to the Borrower’s obligations hereunder.

ARTICLE V

MISCELLANEOUS

 SECTION 5.01.  Amendments, Etc.  No amendment, modification, supplement or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller Representative and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

 SECTION 5.02.  Expenses.  The Borrower hereby agrees upon demand to pay to the Seller Representative the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Seller Representative may incur in connection with the exercise or enforcement of any of the rights of the Seller Representative and the Holders hereunder.

 SECTION 5.03.  Waivers; Remedies.  (a)  No failure on the part of the Seller Representative or any Holder to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Law.

(b)           The Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Note.

 SECTION 5.04.  Assignment.  Neither this Note, nor any rights or obligations hereunder, shall be assigned by the Borrower without the prior written consent of the Seller Representative.  Neither this Note, nor any rights or obligations hereunder, shall be assigned by the Holders without the prior written consent of the Borrower.  Any assignment or transfer in contradiction of this Section 5.04 shall be null and void.

 SECTION 5.05.  Severability.  If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Note shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Note is not affected in any manner materially adverse to either the Borrower, the Seller Representative or any Holder.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Borrower and the Seller Representative, acting for and on behalf of the Holders, shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Note are consummated as originally contemplated to the greatest extent possible.

 SECTION 5.06.  Governing Law.  This Note shall be governed by, and construed in accordance with, the Laws of the State of New York.  All Actions (whether in contract or in tort) based on, arising out of or relating to this Note or the negotiation, execution or performance of this Note, shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, each of the Borrower, the Seller Representative and the Holders hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Note and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

 SECTION 5.07.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE SELLER REPRESENTATIVE AND THE HOLDERS HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

[Remainder of Page Intentionally Left Blank; Signature Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WEB.COM GROUP, INC.

By:	/s/ David L. Brown
Name: David L. Brown
Title: Chief Executive Officer